                                                                     Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                            ITC Learning Corporation
                                       and
                                Phillip G. Jones


     STOCK PURCHASE AGREEMENT ("Agreement") entered into as of this 12th day of
                                                                    ----
December 2000, by and among Phillip G. Jones ("Buyer"), Activ Training Limited,
--------
a United Kingdom Corporation ("Company") and ITC Learning Corporation ("Seller"), the Buyer, the Seller and the Company are referred to collectively as the ("Parties").

     Seller desires to sell all of the issued and outstanding shares of capital stock of the Company, consisting of one thousand shares of common stock
                                     ------------
("Shares"), to Buyer, and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth in this Agreement. Accordingly, the Parties, each intending to be legally bound hereby, agree as set forth in this Agreement.


                                    Article 1
                                 The Transaction
                                 ---------------

     1.01. Sale and Purchase of Shares.  Upon the terms and subject to the
           ---------------------------
conditions of this Agreement and in consideration of the Purchase Price, Seller shall sell, assign, transfer and deliver the Shares to Buyer, and Buyer shall purchase from Seller and take delivery of the Shares, at the Closing, free of all encumbrances.

     1.02. The aggregate purchase price for the Shares shall be one thousand
           -----------------------------------------------------------------
pounds sterling("Purchase Price") consisting of a cash payment of
------------------------------------------------- ---------------
(Pounds)1,000.00 sterling (one thousand pounds) at  Closing.
------------------------------------------------------------

     1.03. Closing. The consummation of the purchase and sale of the Shares and
           -------
the other transactions contemplated hereby ("Closing") shall take place at 12
                                                                           --
noon local time, on 8th December 2000 at the offices of the Buyer, 13515 Dulles
----                -----------------
Technology Drive, Herndon, Virginia or at such other time, date or place as the Parties agree ("Closing Date").

     1.04. Payment.  Upon the terms and subject to the conditions of this
           -------
Agreement at Closing, Buyer shall deliver the Purchase Price to Seller directly, or to an escrow agent engaged to facilitate the Closing, by wire transfers of federal funds. All funds contemplated in this Agreement are defined as UK sterling.

     1.05. Delivery of Shares.  Upon the terms and subject to the conditions of
           ------------------
this Agreement, Seller shall deliver the Shares at Closing free of all encumbrances and fully and duly completed and executed for transfer directly to Buyer, or to an escrow agent engaged to facilitate the Closing.

     1.06. Related Agreements.  It is contemplated by the Parties that the
           ------------------
Parties will enter into a Distribution Agreement as defined by the terms and conditions of Exhibit A and a Secured Note Payable as defined by the terms and
                      -
conditions of Exhibit B.
                      -


                                   Article 2
                         Representations and Warranties
                             Concerning The Parties
                             ----------------------

     2.01. Representations and Warranties Concerning the Buyer.  The Buyer
           ---------------------------------------------------
represents and warrants to the Seller that the statements contained in this section 2.01 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     (a)   Authorization of Transaction.  Buyer has full power and authority
      -    ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as the enforceability hereof may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws affecting the rights of creditors generally, and by general principles of equity.

     (b)   Noncontravention.  Neither the execution and the delivery of this
      -    ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation or Bylaws.

     (c)   Brokers' Fees.  Buyer has no liability or obligation to pay any fees
      -    -------------
or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

     2.02. Representations and Warranties Concerning the Seller.
           ----------------------------------------------------

The Seller represents and warrants to the Buyer that the statements contained in this section 2.02 and contained in any answers to pre-agreement enquiries raised
                  --------------------------------------------------------------
 of the Seller by the Buyer are correct and complete as of the date of this
---------------------------
Agreement and will be correct and complete as of the Closing Date, with respect to itself, himself, or herself.

     (a)   Authorization of Transaction.  The Seller has full power and
           ----------------------------
authority to execute and deliver this Agreement to perform the obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions, except as the enforceability hereof may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, and similar laws affecting the rights of creditors generally, and by general principles of equity. The Seller is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government of governmental agency or any other person in order to consummate the transactions contemplated by this Agreement.

     (b)   Noncontravention.  Neither the execution and the delivery of this
           ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency, or court to which any Seller is subject.

     (c)   Brokers' Fees.  No Seller has any liability or obligation to pay any
           -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.


                                    Article 3
                                Certain Covenants
                                -----------------

     3.01. Conduct of Business Pending Closing.  From and after the date hereof
           -----------------------------------
and until the Closing Date, unless Buyer shall otherwise consent in writing, the Company and the Seller shall cause the Company conduct its affairs as follows:

     (a)   Ordinary Course: Compliance.  The Company's business shall be
           ---------------------------
conducted only in the ordinary course and consistent with past practice. The Company shall maintain its property, equipment and other assets consistent with past practice and shall comply in a timely fashion with the provisions of all of its other agreements and commitments. The Company shall use its best efforts to keep its business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, customers and others having business relations with it. The Company shall maintain in full force and effect the policies of insurance listed in the Disclosure Schedule.


     (b) Transactions.  The Company shall not: (i) amend its Articles of
         ------------
Incorporation or Bylaws; (ii) change its authorized or issued capital stock or issue any rights with respect to shares of its capital stock; (iii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are consistent with past practice and do not require any commitment in excess of $2,500; (iv) enter into any employment or consulting contract or arrangement that is not terminable at will and without penalty or continuing obligation; (v) fail to pay any tax or any other liability or charge when due, other than charges contested in good faith by appropriate proceedings; (vi) make, change or revoke any tax election or make any agreement or settlement with any taxing authority; (vii) take any action that is reasonably likely to result in the occurrence of any event described in Section 2.03(i); or (viii) take any action or omit to take any action that will cause a breach or termination of any Contract, other than termination by fulfillment of the terms thereunder.

     (c) Access; Information and Documents. The Company shall give to Buyer and
         ---------------------------------
to Buyer's employees and representatives (including accountants and attorneys) access during normal business hours to all of the properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their audit workpapers concerning the Company) of the Company and shall furnish to Buyer all such documents and copies of documents and all information with respect to the properties, liabilities and affairs of the Company as Buyer reasonably requests.


                                   Article 4
                       Conditions to Closing Termination
                       ---------------------------------

     4.01. Transfers in Contemplation of Closing.  Notwithstanding any other
           -------------------------------------
provision of this Agreement, certain liabilities of the Company are not intended to be borne by the Company or the Buyer by reason of the purchase of the Shares pursuant to the terms of this Agreement and are to be transferred prior to or simultaneously with Closing, so that such liabilities will not be owned by the Company at the consummation of the transactions contemplated hereby:

     (a) All liabilities and obligations to affiliates of the Company other than for the provision of the goods and services in the ordinary course of business on arms-length terms;

     (b) All other liabilities and obligations for which any Seller has expressly assumed responsibility pursuant to this Agreement or otherwise;

     (c) All liabilities and obligations relating to employment agreements between the Company and any officer or director of the Company, except as may be otherwise expressly provided for in this Agreement or the Related Agreement;


     4.02  Conditions Precedent to Obligation of the Parties.  The obligations
           -------------------------------------------------------------------
of the parties to proceed with the Closing under this Agreement is subject to
-----------------------------------------------------------------------------
the fulfilment prior to or at Closing of the following conditions any one or
----------------------------------------------------------------------------
more of which may be waived in whole or in part by the Buyer at the Buyer's sole
--------------------------------------------------------------------------------
option.
-------

     (a)   Bringdown of Representations and Warranties; Covenants. Each of the
           ------------------------------------------------------
representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. The Seller and the Company shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

     (b)   Litigation.  No statute, regulation or order of any court or
           ----------
governmental body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect Buyer's ownership of the Shares or control of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of any of such transactions.

     (c)   No Material Adverse Change.  Between the date hereof and the Closing
           --------------------------
Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Company's business or any of the assets, results of operations, liabilities, prospects or condition, financial or otherwise, of the Company.

     (d)   Closing Documents.  Buyer shall have received the other documents
      -    -----------------
referred to in Section 4.04(a). All agreements, certificates, opinions and other documents delivered by the Company to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable professional judgment.

     4.03. Conditions Precedent to Obligation of Seller.  The obligation of
           --------------------------------------------
Seller to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by the Seller acting as a group:

     (a)   Bringdown of Representations and Warranties; Covenants.  Each of the
           ------------------------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Buyer shall have and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

     (b)   Litigation.  No statute, regulation or order of any court of
           ----------
governmental body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or seeking monetary or other relief by reason of the consummation of such transactions.

     (c)   Closing Documents.  Seller shall have received the other documents
           -----------------
referred to in Section 4.04(b). All agreements, certificates, opinions and other documents delivered by Buyer to Seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable professional judgment.

     4.04. Deliveries and Proceedings at Closing.
           -------------------------------------

     (a)   Deliveries by Seller.  Seller shall deliver or cause to be delivered
           --------------------
to Buyer at the Closing:

          (i) Certificates representing the Shares duly endorsed in negotiable form or accompanied by stock powers duly executed in blank with all transfer taxes, if any, paid in full.

          (ii)  The minute books, stock ledgers and corporate seal of the
           --
Company.

          (iii)  Resignations of the officers and directors of the Company
           ---
effective at the Closing.

     (b)   Deliveries by Buyer.  Buyer shall deliver or cause to be delivered to
           -------------------
Seller at the Closing:

          (i) A wire transfer of federal funds in accordance with Section 2.05 pursuant to complete wire transfer instructions delivered by Seller, to Buyer in writing at least five days prior to Closing.

          (ii)  A certificate of the Secretary of Buyer setting forth all
           --
resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the performance by Buyer of the transactions contemplated hereby.

     4.05. Termination.  This Agreement may be terminated at any time prior to
           -----------
Closing by: (i) mutual consent of Buyer and Seller; (ii) Buyer, if any of the conditions specified in Section 4.02 hereof shall not have been fulfilled by 31st December 2000 and shall not have been waived by Buyer; or (iii) Seller, if
     --------
any of the conditions specified in Section 4.03 hereof shall not have been fulfilled by 31st December 2000 and shall not have been waived by Seller.
             -------------


                                    Article 5
                  Survival of Representations; Indemnification
                  --------------------------------------------

     5.01. Survival of Representations. All representations, warranties and
           ---------------------------
agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but all claims for damages made by virtue of such representations, warranties and agreements shall be made under, and subject to the limitations set forth in, this Article 5. The representations and warranties set forth in
Article 2 are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein. After Closing, the Company shall have no liability to Buyer for any breach of any representation or warranty made by the Company to Buyer in this Agreement, in any certificate or document furnished pursuant hereto by the Company.

     5.02. Indemnification by the Seller and the Company.  The Seller and the
           ---------------------------------------------
Company, shall indemnify, defend, save and hold Buyer and its officers, directors, employees, agents and Affiliates (including, after the Closing, the Company; collectively, "Buyer Indemnitees") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Buyer Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Buyer Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (i) a breach of any representation or warranty made by the Company in this Agreement, in any certificate or document furnished pursuant hereto by the Company, (ii) a breach or nonfulfillment of any covenant or agreement made by the Company in or pursuant to this Agreement, and (iii) any and all liabilities of the Company of any nature whatsoever, whether due or to become due, whether accrued, absolute, contingent or otherwise, existing on the Closing Date or arising out of any transaction entered into, or any state of facts existing, prior to the Closing Date, except for liabilities fully reserved on the September 30 Balance Sheet, but only to the extent reserved or reserved therein, and those liabilities not required under GAAP to be reserved in the September 30 Balance Sheet that are expressly quantified and set forth on the Disclosure Schedule.

     5.04. Indemnification by Buyer.  Buyer shall indemnify, defend, save and
           ------------------------
hold Seller (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, (i) a breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document furnished pursuant hereto by Buyer (ii) a breach or nonfulfillment of any covenant or agreement made by Buyer in or pursuant to this Agreement.

     5.05. Limitation of Liability.  Notwithstanding the foregoing,
           -----------------------

Seller's obligations to indemnify Buyer Indemnitees against any Buyer Damages shall be subject to all of the following limitations:

     (a)   Threshold.  Indemnification shall be made under section 5.02(i) only
           ---------
to the extent the aggregate amount of Buyer Damages thereunder exceeds

$1,000,000.00.
-------------

     (b)   Ceiling.  No indemnification shall be made under section 5.02(i) to
           -------
the extent that Buyer's Damages exceed the entire amount of consideration payable by Buyer to the Majority Holder in consideration of entering into this Agreement.

     (c)   Time Period.  The Seller shall be obligated to indemnify Buyer
           -----------
           Indemnitees by virtue of section 5.02(i) only for those Buyer Damages as to which Buyer has given Seller written notice thereof within three years after the Closing Date; provided, however, that with
                                               --------
           respect to any claim for Buyer Damages sustained by reason of a breach of any representation or warranty relating to those matters governed by sections 2.03 (j),(t), and (w). Seller's liability shall be limited to Buyer Damages as to which such written notice shall have been given within the periods of the applicable federal and state statutes of limitations related to such matters.

     (d)   (d)  Fraud; Intentional Misrepresentation. The limitations set forth
                ------------------------------------
in Sections 5.05(a) (b) and (c) shall not apply to Buyer Damages arising out of fraud, or the breach of any representation or warranty contained herein or pursuant hereto if such representation or warranty was made with actual knowledge that it contained an untrue statement of a fact or omitted to state a fact necessary to make the statements of facts contained therein not misleading.

     5.06. Right of Set-Off.
           ----------------

     5.07. Notice of Claims.  If any Buyer Indemnitee or Seller Indemnitee (an
           ----------------
"Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Buyer Damages or Seller Damages, as the case may be ("Damages"), for which it is entitled to indemnification under this Article 5, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed ("Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Article 5 or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

     5.08. Third Party Claims.  The Indemnified Party shall have the right to
           ------------------
conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, (i) the Indemnifying Party shall not thereby permit to exist any encumbrance upon any asset of the Indemnified Party; (ii) the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; (iii) the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and (iv) the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.


                                    Article 6
                                  Miscellaneous
                                  -------------

     6.01. Costs and Expenses. Buyer and Seller shall each pay their respective
           ------------------
expenses, brokers' fees and commissions, and Seller shall be responsible for all of the pre-Closing expenses of the Company incurred in connection with this Agreement, the Related agreement any other agreement or commitment connected to transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges.

     6.02. Further Assurances.  Seller shall, at any time and from
           ------------------
time to time on and after the Closing Date, upon request by Buyer and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Shares to Buyer or any of the assets used in its business to the Company.

     6.03. Notices.  All notices and other communications given or made pursuant
           -------
to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

               (i) if to Buyer, to:

               Activ Training Limited
               Activ House
               45 Bromham Road
               Bedford, England MK40 2AA
               Attention: Phillip G. Jones

               with a copy to:

               Mellows
               Royal Chambers
               1 St. Peter's Street
               Bedford
               England
               MK40 2PN
               Attention: Kevin R Nutt


               (ii) if to Seller, to:

               ITC Learning Corporation
               13515 Dulles Technology Drive
               Herndon, VA 20171
               Attention: President

               with a copy to:

               Kirkpatrick and Lockhart, LLP

               Insert Address

               Attention: Alan J. Berkeley

     6.04. Assignment; Governing Law.  This Agreement and all the rights and
           -------------------------
powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Buyer may make such assignments to any affiliate of Buyer provided that Buyer remains liable hereunder. This Agreement shall be governed by and construed in accordance with the laws of England and Wales.
                                         -----------------

     6.05. Amendment and Waiver; Cumulative Effect.  To be effective, any
           ---------------------------------------
amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

     6.06. Entire Agreement; No Third Party Beneficiaries.  This Agreement and
           ----------------------------------------------
the Disclosure Schedule and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written, including the letter of intent. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except the provisions of Sections 5.02 and 5.03 and 5.04 relating to Buyer Indemnitees and Seller Indemnitees.

     6.07. Severability.  If any term or other provision of this Agreement is
           ------------
held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of

Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     6.08. Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.


                            7.0 Stock Purchase Option

          7.1 Notwithstanding the provisions of this Agreement the following documents as listed below shall continue to be binding upon the Buyer and Seller in accordance with their terms irrespective of any terms in those documents to the contrary and/or termination under clause 4.05 above. For the avoidance of doubt Clause 3 of the Key Employee Stock Option Agreement dated 12 December 1996 shall continue to apply as to the exercise of the Options by the Buyer from the Seller notwithstanding the termination of employment by the Buyer with ITC and to the necessary extent the terms of that 1996 Agreement are hereby varied to preserve the Buyer's ability to exercise those Options.


     7.2  The documents referred to above are

          7.2.1 The Key Employee Stock Option Agreement dated 12th December 1996 between Industrial Training Corporation and Phillip Jones.

          7.2.2  The Stock Option Agreement dated 16th November

               1998 between ITC Learning Corporation and Phillip G Jones.

          7.2.3 A document entitled Industrial Training Corporation `1992 Key Employee Incentive Stock Option Plan as adopted 30th April 1992'.

          7.2.4 Letters from ITC Learning to Phillip G Jones dated 24th December 1996, 6th January 1999, 14th February 2000 and 11th September 2000

          AND copies of these documents are attached as Exhibit  C.
                                                                 --



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.







                         ITC LEARNING CORPORATION


                         By:  /s/Christopher E. Mack
                              ----------------------


                         PHILLIP G. JONES



                         By:  /s/Phillip G. Jones
                              -------------------

                            STOCK PURCHASE AGREEMENT

                            ITC Learning Corporation

                                       And

                                 Phillip G Jones


                                  Exhibit List


               THIS PAGE WILL NEED TO BE UPDATED FOR THE EXHIBITS



Exhibit A      OEM License and Distribution Agreement dated 12th December 2000
               ---------------------------------------------------------------
Exhibit B      Secured Promissory Note dated 12th December 2000
               ------------------------------------------------
Exhibit C      Stock Purchase Option documentation
               -----------------------------------